UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2025

NATURE’S MIRACLE HOLDING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41977	88-3986430
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3281 E. Guasti Road, Suite 175 Ontario, CA 91761	91761
(Address of registrant’s principal executive office)	(Zip code)

(909) 218-4601

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NMHI	The Nasdaq Stock Market LLC

Warrants to purchase Common Stock, at an exercise price of $11.50 per share	NMHIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Wenbing Chris Wang as Chief Financial Officer

On January 7, 2025, Daphne Y. Huang resigned as Chief Financial Officer of Nature’s Miracle Holding Inc. (the “Company”).

On January 7, 2025, the Board of Directors of the Company appointed Wenbing Chris Wang, effective January 7, 2025, as Chief Financial Officer of the Company.

Mr. Wang, 53 years old, has experience as a senior management team member serving private and public companies. Between June 2021 and April 2024, Mr. Wang served as Chief Financial Officer of Phoenix Motor Inc. (Nasdaq: PEV). Mr. Wang was the senior vice president of finance of SPI Energy Co., Ltd (Nasdaq: SPI) and interim CFO of PEV from November 2020 to June 2021. Prior to joining SPI, Mr. Wang served as Chief Executive Officer of Redwood Group International, a Hong Kong-based merchant bank focused on Greater- China growth and venture opportunities, from February 2017 to November 2020, and a partner with SAIF Xinhuihuang Asset Management Co., Ltd. from December 2018 to March 2020. Prior to that, Mr. Wang served as President of Fushi Copperweld, Inc. (previously NasdaqGS: FSIN) from 2009 to 2016 and its Chief Financial Officer from 2005 to 2010. At Fushi Copperweld, Mr. Wang led the company’s public listing on the Nasdaq and the acquisition of Copperweld Bimetallics in 2007, $290 million in total equity and debt financing from 2005 to 2012, and its $345 million privatization transaction in 2012. Prior to that, Mr. Wang worked for Cornerstone China Opportunities Fund, Redwood Capital, Credit Suisse, VCChina from 1999 to 2005 with progressive responsibilities. Mr. Wang obtained a Bachelor of Science from the University of Science and Technology Beijing and an MBA degree in Finance and Corporate Accounting from the University of Rochester. Mr. Wang has served as a board member of IT Tech Packaging, Inc. (NYSE/Amex: ITP) since October 2009 and several venture-backed startups.

In connection with Mr. Wang’s appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Wang, dated January 7, 2025.

Under the terms of the Employment Agreement, Mr. Wang will receive an annual salary of $280,000 and a one-time equity grant of 100,000 restricted shares of common stock of the Company vesting evenly over a two-year period, subject to her continued employment with the Company.

The foregoing is not a complete description of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this current report, and incorporated herein by reference.

There are no arrangements or understandings between Mr. Wang and any other person pursuant to which he was appointed as Chief Financial Officer of the Company. Mr. Wang does not have any family relationships with any director or executive officer of the Company. There are no related party transactions (within the meaning of Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended) between Mr. Wang and the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated January 7, 2025, by and between Nature’s Miracle Holding Inc. and Wenbing Chris Wang.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2025

NATURE’S MIRACLE HOLDING INC.

By:	/s/ Tie (James) Li
Name:	Tie (James) Li
Title:	Chief Executive Officer

2